                                                                    EXHIBIT 10.3

                          SPECIAL TERMINATION AGREEMENT

     THIS AGREEMENT, dated as of August 10, 2006 (the "Agreement"), is by and among LSB CORPORATION, a Massachusetts corporation (the "Company") and its wholly owned subsidiary, RIVER BANK, a Massachusetts savings bank with its executive offices in North Andover, Massachusetts (the "Bank") (the Bank and the Company shall be hereinafter collectively referred to as the "Employers"), and Michael J. Ecker, (the "Executive"), an individual presently employed by the Company and the Bank in the capacity of Executive Vice President and Chief Lending Officer.

     1. Purpose. In order to allow the Executive to consider the prospect of a Change in Control (as defined in Section 2) in an objective manner and in consideration of the services rendered and to be rendered by the Executive to the Employers and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Executive and the Employers, the Employers are willing to provide, subject to the terms of this Agreement, certain severance benefits to protect the Executive from the consequences of a Terminating Event (as defined in Section 3) occurring subsequent to a Change in Control.

     2. Change in Control. A "Change in Control" shall be deemed to have occurred upon the occurrence of any of the following events:

     (i) any circumstance that the Company or the Bank would be required to report as a change in control under Item 5.01 of the Current Report on Form 8-K as prescribed by applicable regulations promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor provision; or

     (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company or the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company or the Bank (other than in the case of the Bank, for the Company's ownership of the capital stock of the Bank), and the Board of Directors of the Company or the Bank, as the case may be, has not consented to such event by a two-thirds (2/3) vote of all of the members of the Board of Directors adopted either prior to such event or within sixty (60) days thereafter, provided that if at the time such a consent vote is adopted after such event, the persons who were directors of the Company or the Bank, as the case may be, immediately prior to such event do not constitute a majority of the Board of Directors of the Company or the Bank, respectively, or of any successor institution, such vote shall not be deemed to constitute consent for the purposes of this provision; or

     (iii) any tender or exchange offer for the ordinary voting stock of the Company or the Bank, or any merger, consolidation, or other business combination involving the Company or the Bank, or any sale or other disposition of assets of the Company or the Bank constituting all or substantially all of the Company's assets

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          (considered a consolidated basis), or any combination of the foregoing transactions has occurred, and as the result of, or in connection with, such transaction(s) (A) the individuals who were directors of the Company or the Bank immediately before the commencement of such transaction(s) cease to constitute a majority of the Board of Directors of the Company or the Bank, respectively, or of any successor institution or (B) persons, who, immediately prior to the commencement of such transaction(s), were the beneficial owners of ordinary voting stock of the Company or the Bank, beneficially own (within the meaning of Rule 13d-3), directly or indirectly, less than forty percent (40%) of the then outstanding shares of ordinary voting stock of the entity resulting from such transaction(s), including, without limitation, an entity which as a result of such transaction(s) owns the Company or the Bank or all or substantially all of the assets of the Company or the Bank either directly or through one or more subsidiaries; or

     (iv) during any period of two consecutive years, individuals who constitute the Board of Directors of the Company at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company's directors; provided, however, that for purposes of this clause, an individual shall be deemed to have also been a director at the beginning of such period if such individual was elected by the Company's Board of Directors (or nominated by the Company's Board of Directors of the Company for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who either were directors at the beginning of the two-year period or who were so elected or nominated by such directors.

     3. Terminating Event; Cause; Good Reason; Disability.

          a. As used in this Agreement, the phrase "Terminating Event" shall mean the occurrence, after a Change in Control, of (a) termination by either of the Employers of the employment of the Executive with either of the Employers for any reason other than (i) death, (ii) Disability (as defined in this Section), or (iii) Cause (as defined in this Section), or (b) resignation of the Executive from the employ of either of the Employers for Good Reason (as defined in this Section), while the Executive is not receiving disability payments or benefits from the Employers.

          b. As used in this Agreement, the term "Cause" shall mean the Executive, after the date of this Agreement,

     (i) has been convicted by a court of competent jurisdiction of any criminal offense involving dishonesty, breach of trust or misappropriation, or has entered a plea of nolo contendere to such an offense; or

     (ii) has committed an act of fraud, embezzlement, theft, or has committed any other act which has resulted in the termination of coverage under either Employer's Blanket Bond as to the Executive (as distinguished from termination of coverage as to the Employer as a whole); or


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     (iii) has committed a willful violation of the Bank's Code of Conduct or any law, rule or regulation governing the operation of the Company or the Bank or any of its affiliates or the insurance of deposits held by the Bank (A) which is a felony or misdemeanor, or (B) which the Board of Directors of either of the Employers determines in good faith, by the affirmative vote of at least two-thirds (2/3) of the then current directors, has had or will likely have a material adverse effect on the business, interests or reputation of the Employers or any of their affiliates; or

     (iv) has committed any act which the Board of Directors of either of the Employers determines in good faith, by the affirmative vote of at least two-thirds (2/3) of the then current directors, constitutes (A) a willful or reckless breach of fiduciary duty to the Company or the Bank or any of their affiliates involving personal profit to the Executive or any of the Executive's family members, associates or affiliates and (B) that such breach, together with all consequences related thereto, has had or will likely have a material adverse effect on the business, interests or reputation of the Employers or any of their affiliates or on the Executive's ability to perform the duties reasonably assigned to the Executive; or

     (v) has been convicted of any crime, or has entered a plea of nolo contendere to such an offense, or has committed any other act, in each case which the Board of Directors of either of the Employers determines in good faith, by the affirmative vote of at least two-thirds (2/3) of the then current directors, is (A) abhorrent to the community and (B) will likely have a material adverse effect on the business, interests or reputation of the Employers or the Executive's ability to perform the duties reasonably assigned to the Executive; or

     (vi) has committed a willful and unauthorized disclosure of material confidential information regarding the Employers or any of their affiliates, which disclosure the Board of Directors of either of the Employers determines in good faith, by the affirmative vote of at least two-thirds (2/3) of the then current directors, has had or will likely have a material adverse effect on the business, interests or reputation of the Employers or any of their affiliates; or

     (vii) has been found by the Board of Directors of either of the Employers, acting in good faith by the affirmative vote of at least two-thirds (2/3) of the then current directors, after reasonable written notice to the Executive and an opportunity to cure, to have a dependency on alcohol or other drugs that substantially interferes with the Executive's performance of duties reasonably assigned to the Executive.

          c.  As used in this Agreement, the term "Good Reason" shall mean

     (i) A significant and, from the Executive's perspective, adverse change in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Change in Control (or at the Executive's election, prior to the earlier commencement of the Proposed Business Combination that results in such Change in Control); or


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     (ii) A reasonable determination by the Executive that, as a result of a
          Change in Control, the Executive is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control (or at the Executive's election, prior to the earlier commencement of the Proposed Business Combination that results in such Change in Control); or

     (iii) Any decrease in the Executive's base salary or any decrease of five percent (5%) or more in the total annual compensation payable by the Employers to the Executive as compared to the Executive's base salary or total annual compensation target immediately prior to the Change in Control (or at the Executive's election, prior to the earlier commencement of the Proposed Business Combination that results in such Change in Control); provided, however, that a decrease in base salary or total compensation payable to the Executive and to all other executive officers of the Employers on a comparable basis as a result of the Employers' financial performance shall not constitute Good Reason; or

     (iv) The failure by the Employers to continue the Executive's participation in any material compensation, incentive, bonus or benefit plan, including life, medical and disability coverage, in which the Executive participates immediately prior to the Change in Control (or at the Executive's election, prior to the earlier commencement of the Proposed Business Combination that results in such Change in Control), or in any successor plan, or the taking of any action by the Employers that would reduce, directly or indirectly, in any material respect any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive under such plan at the time of the Change in Control (or at the Executive's election, prior to the earlier commencement of the Proposed Business Combination that results in such Change in Control), or any successor plan (except to the extent any benefits or coverage under such plans may be changed in its application to all of the employees of the Employers (or successors-in-interest) on a nondiscriminatory basis), or the failure of a successor-in-interest to make available its benefits plans to the Executive on a basis that is not substantially less favorable than the successor generally affords to its other employees holding similar positions; or

     (v) The relocation of the Employers' offices at which the Executive is principally employed immediately prior to the Change in Control, or at the Executive's election, the earlier commencement of the Proposed Business Combination that results in such Change in Control, to a location more than 25 miles from such office or from North Andover, Massachusetts, or either of the Employers requiring the Executive to be based anywhere other than the Employers' executive offices, except for required travel on the Employers' business to an extent substantially consistent with customary business travel obligations; or

     (vi) The failure of either of the Employers to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement as required by Section


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          16 hereof, after written notice from the Executive that makes reference to this provision and provides a reasonable opportunity to cure.

     For purposes of this Agreement, the term "Business Combination" shall mean any tender or exchange offer for the ordinary voting stock of the Company or the Bank, or any merger, consolidation, or other business combination involving the Company or the Bank, or any sale or other disposition of assets of the Company or the Bank constituting all or substantially all of the Company's assets (considered a consolidated basis). A "Proposed Business Combination" shall mean the occurrence of the Company or the Bank entering into a definitive agreement providing for a Business Combination that, as the result of or in connection with such transaction or any combination of related transactions, will result in a Change in Control.

          d. For purposes of this Agreement, the Executive shall be deemed to be subject to a Disability if the Executive is permanently disabled within the meaning of the Employers' long-term disability policy, or if there is no such policy, if the Executive is unable, through physical or mental illness or other cause, to perform normal and customary duties which the Executive reasonably is required to perform for the Employers, for a total of six (6) months during any one (1) year period. In determining whether the Executive is disabled, the Employers may rely upon the written statement provided by a licensed physician reasonably acceptable to the Employers and the Executive. The Executive shall allow examination from time to time by any licensed physician selected by the Employers and reasonably acceptable to the Executive. All such examinations will be conducted at or in a reasonable place, time and manner.

     4. Severance Payment. Subject to the provisions of Section 6 below and the Executive signing the Employers' standard separation agreement, which includes, among other provisions, a General Release, in the event a Terminating Event occurs within two (2) years after a Change in Control, the Employers shall pay to the Executive an aggregate amount (the "Severance Payment") equal to (x) three (3) times the "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) applicable to the Executive, less (y) any other payment or benefit received by the Executive from the Employers or either of them that is deemed to constitute a "parachute payment" as defined in Section 280G of the Code, and less (z) One Dollar ($1.00). The Severance Payment shall be payable by the Employers in one lump sum on the effective date of such Terminating Event.

     5. Benefit Continuation. If a Terminating Event occurs within two years after a Change in Control, the Employers shall continue to provide to the Executive, for three (3) years after the Terminating Event, the life, medical and disability coverage in which the Executive participated, and at the level in effect, and at the same out-of-pocket cost to the Executive, immediately prior to the Change in Control, or at the Executive's election, the earlier commencement of the Proposed Business Combination that results in such Change in Control (except to the extent any benefit or coverage under such plans may be changed in its application to all of the employees of the Employers (or successors-in-interest) on a nondiscriminatory basis). If the Employers are unable to provide the benefits set forth in this Section 5 due to the change in Executive's status to that of a non-employee, the Employers shall instead pay to the Executive a lump sum amount equal to the value of the benefits required to be provided by this Section 5.


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     6. Limitation on Benefits.

          (a) It is the intention of the Executive and of the Employers that no payment by the Employers to or for the benefit of the Executive under this Agreement and/or any other agreement or plan pursuant to which the Executive is entitled to receive payments or benefits shall be non-deductible to the Employers by reason of the operation of Section 280G of the Code relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said
Section 280G, any such payments exceed the amount which can be deducted by the Employers in the aggregate, such payments shall be reduced to the maximum amount which can be deducted by the Employers. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Employers with interest thereon at the applicable Federal Rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be non-deductible to the Employers by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five days
(45) after the Employers have sent him written notice of the need for such reduction, the Employers may determine the method of such reduction in their sole discretion.

          (b) If any dispute between the Employers and the Executive as to any of the amounts to be determined under Section 6(a), or the method of calculating such amounts, cannot be resolved by the Employers and the Executive, either the Employers or the Executive after giving three (3) days written notice to the other, may refer the dispute to a partner in the Boston office of a firm of nationally recognized independent certified public accountants selected jointly by the Employers and the Executive, which firm shall not be the Employers' independent registered public accounting firm. The determination of such partner as to the amount to be determined under Section 6(a) and the method of calculating such amounts shall be final and binding on both the Employers and the Executive. The Employers shall bear the costs of any such determination.

          (c) This Agreement is intended to be construed in a manner to avoid imposition on payments hereunder of interest and additional tax under Section 409A(a)(1)(B) of the Code. Without limiting the scope of the previous sentence, with respect to any payment hereunder subject to Section 409A, distributions on account of a separation from service may not be made to the Executive if he is a "Specified Employee" within the meaning of Section 409A(a)(2)(B)(i) before the date which is six (6) months after the date after separation from service (or, if earlier, the date of death of the Executive).

     7. Employment Status. This Agreement is not an agreement for the employment of the Executive and shall confer no rights on the Executive except as herein expressly provided.

     8. Term. This Agreement shall take effect August 10, 2006, and shall terminate upon the earlier of (a) the termination by the Employers of the employment of the Executive because of death, Disability (as defined in Section 3(d) hereof) or Cause (as defined in Section 3(b) hereof), (b) the resignation or termination by the Executive for any reason prior to a Change


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in Control, or (c) the resignation of the Executive after a Change in Control other than for Good Reason (as defined in Section 3(c) hereof).

     9. Withholding. All payments made by the Employers under this Agreement shall be net of any tax or other amounts required to be withheld by the Employers under applicable law.

     10. Mitigation. The Executive shall have no obligation to mitigate the consequences of a termination by the Employers of the Executive's employment without Cause or the Executive's resignation for Good Reason, and neither the Severance Payment nor benefits provided under Section 5 (or the lump sum payment is lieu of some or all of such benefits) shall be reduced or otherwise modified as a result of the Executive obtaining other employment after such a termination or resignation.

     11. Confidentiality. The Executive understands and agrees (a) that the Executive will maintain all proprietary and confidential information of the Employers as proprietary and confidential at all times during and after his/her employment, (b) that the Executive will not disclose or communicate such information to any third party or make use of it on his/her own behalf or on behalf of any third party, and (c) upon his/her termination, that the Executive will deliver all tangible forms or media which the Executive may have containing such information to the Employers. For purposes of this Section 11, "information" includes trade secrets and all non-public records, practices, letters, plans, drawings, computer programs and data, technical data, financial and other business data pertaining to the Employers or either of them or any of their affiliates, customers, vendors or other persons associated with the Bank. The Executive acknowledges and further agrees that the disclosure of such information would be a material breach of this Agreement for which the Bank shall be entitled to any remedies available to it in law or in equity.

     12. Covenant Not to Disrupt Business. The Executive hereby covenants and agrees that he or she will not now, or for a period of one (1) year after the effective date of the Executive's termination of employment, whether or not following a Change in Control, disrupt, damage, impair or interfere with the business of the Employers or either of them or any of their affiliates, whether by way of interfering with or soliciting its employees (other than a general solicitation not targeted at the Employers' employees), or disrupting either of the Employers' or any of their affiliates' relationships with any customer, loan packager, representative, vendor, broker or similar party doing business with the Employer. After termination of employment, whether or not following a Change in Control, the Executive is not, however, restricted from being employed by or engaged in a competing business, except as may be provided expressly in any other written agreement to which the Executive and the Employers or either of them is a party.

     13. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Employers, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall


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be conducted in the City of Boston in accordance with the rules of the American
Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 13. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. This provision shall not apply to Section 6(b), except in the event that the Employers and the Executive cannot agree on the selection of the accounting partner described in said section.

     14. Payment of Costs and Legal Fees. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Employers, plus interest on any delayed payment at the rate provided for in
Section 7872(f)(2)(A) of the Code or any successor provision, unless (A) the Executive is wholly unsuccessful on the merits of such dispute or question of interpretation, as determined pursuant to a legal judgment, arbitration award or settlement (whether formal or informal) or (B) unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust.

     15. Cooperation Covenant. Both during and after the Executive's employment, the Executive shall cooperate fully with the Employers and with any legal counsel, expert or consultant the Employers or either of them may retain to assist in connection with any judicial proceedings, arbitration, administrative proceeding, governmental investigation, examination, inquiry or internal audit in which the Employers or either of them or any of their affiliates, may be or become involved, including full disclosure of all relevant information and truthfully testifying on the Employers' behalf (or, at the request of the Employers, on behalf of any such affiliate of the Employers) in connection with any such proceeding or investigation.

     16. Assignment; Successors and Assigns.

     a. The Executive may not make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the Employers.

     b. This Agreement shall inure to the benefit of and be binding upon the Employers and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Employers of all payments due to the Executive under this Agreement, the Employers shall continue such payments to the Executive's beneficiary designated in writing to the Employers prior to the Executive's death (or to the Executive's estate, if the Executive fails to make such designation).

     c. Each of the Employers shall require their respective successors (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of their business and/or assets to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employers would be required to perform it if no such succession had taken place. Failure by either of the Employers to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 3 hereof shall apply. As used in this Agreement, the term "Employers" shall mean any successor to the respective business and/or assets of the


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Employers or either of them that assumes, by operation of law or otherwise, the
Employers' obligations under this Agreement.

     17. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The agreements of the Executive contained in
Section 11 and Section 12 hereof are of a special, unique and extraordinary character, and the obligations of the Executive set forth therein shall therefore be enforceable both at law and in equity, by injunction or otherwise. The rights and remedies of the parties hereunder shall be cumulative and not alternative and shall not be exhausted by any one or more uses thereof

     18. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. Only the Chief Executive Officer of the Company or the Bank, as applicable, is authorized by such entity to sign a writing waiving a provision hereof. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     19. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Employers or, in the case of the Bank, at its main offices, attention of the Clerk or, in the case of the Company, at its main office, attention of the Secretary.

     20. Election of Remedies. An election by the Executive to resign for Good Reason after a Change in Control under the provisions of this Agreement shall not constitute a breach by the Executive of any employment agreement between the Employers and the Executive and shall be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Employers' benefit plans, programs or policies.

     21. Time. Time is of the essence with respect to the performance of every provision of this Agreement.

     22. Entire Agreement. This Agreement represents the entire and integrated agreement among the Employers and the Executive regarding the subject matter hereof and supersedes all prior negotiations, representations or agreements, either written or oral. Notwithstanding the immediately preceding sentence, except as expressly provided in this Agreement, nothing in this Agreement shall affect in any way any benefit to which the Executive may be entitled under any prior written agreement or previously adopted plan.

     23. Construction. Headings at the beginning of each paragraph are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by


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one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to sections are to this Agreement.

     24. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by duly authorized representatives of each of the Employers.

     25. Allocation of Obligations Between Employers. The obligations of the Employers under this Agreement are intended to be the joint and several obligations of the Bank and the Company and the Employers shall, as between themselves, allocate these obligations in a manner agreed upon by them. Notwithstanding any other provision of this Agreement, neither the Company nor the Bank shall have any obligation to pay the Severance Payment or to provide any other benefit hereunder if and to the extent such Severance Payment or other benefit is prohibited by applicable federal or state law, including without limitation Part 359 of the regulations of the Federal Deposit Insurance Corporation (12 CFR Section 359 et seq.) or any successor provision.

     26. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

                  [Remainder of Page Intentionally Left Blank]


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     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Bank, the Executive and the Company as of the date first above written.

                                        RIVER BANK


                                        By: /s/ Gerald T. Mulligan
                                            ------------------------------------
                                            Gerald T. Mulligan
                                            President and Chief Executive
                                            Officer


                                        LSB CORPORATION


                                        By: /s/ Gerald T. Mulligan
                                            ------------------------------------
                                            Gerald T. Mulligan
                                            President and Chief Executive
                                            Officer


                                        EXECUTIVE


                                        /s/ Michael J. Ecker
                                        ----------------------------------------
                                        Michael J. Ecker


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